                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                      MOTHER NATURE'S GENERAL STORE, INC.

                                  * * * * * *

     FIRST.    The name of the corporation is Mother Nature's General Store,
Inc. (the "Corporation").

     SECOND.   The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 87,490,000, consisting of 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and47,490,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which 23,745,000 shares shall be designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and 23,745,000 shares shall be undesignated Preferred Stock (the "Undesignated Preferred Stock").

       The Undesignated Preferred Stock may be designated and issued in one or more series by action of the Board of Directors with such rights, designations and preferences set forth in paragraph A.8 of this Certificate of Incorporation and may only be issued pursuant to paragraph A.8. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

                    A. SERIES A CONVERTIBLE PREFERRED STOCK

   1.  Number of Shares.  The series of Preferred Stock designated and known as
       ----------------
"Series A Convertible Preferred Stock" shall consist of 23,745,000 shares.

   2.  Voting.
       ------

       2A.  General.  Except as may be otherwise provided in this Certificate of
            -------
Incorporation or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of
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                                      -2-


Common Stock. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

       2B.  Board Size.  For so long as at least 50% of the shares of Series A
            ----------
Convertible Preferred Stock issued pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of June 10, 1998 by and between the Corporation and the other parties named therein (the "Purchase Agreement") remain outstanding (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8) (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Series A Convertible Preferred Stock), the Corporation shall not, without the written consent or affirmative vote of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Convertible Preferred Stock (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

       2C.  Board Seats.  For only so long as at least 75% of the shares of
            -----------
Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement remain outstanding (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8) (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Series A Convertible Preferred Stock), the holders of the Series A Convertible Preferred Stock (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8), voting as a separate series, shall be entitled to elect four (4) directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect all of the remaining directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8) shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8), and a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.

   3.  Dividends.  The holders of the Series A Convertible Preferred Stock shall
       ---------
be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.0186 per share (the "Series A Dividends"). The Series A Dividends shall not be cumulative. No dividends shall be declared with respect to the Series A Convertible Preferred Stock unless and solely to the extent that the same dividend (on an as-converted basis) is declared with respect to the Common Stock; provided, however, that the Corporation shall pay any such dividends in
       --------  -------
full first to the holders of the Series A Convertible Preferred Stock before any such dividends are paid to the holders of Common Stock.
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                                      -3-

   4.  Liquidation.  Upon any liquidation, dissolution or winding up of the
       -----------
Corporation, whether voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

       4A. The holders of the shares of Series A Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $0.31 per share plus, in the case of each share, an amount equal to all Series A Dividends declared but unpaid thereon and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock.

       4B. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments set forth in subparagraph 4A above, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock and Common Stock (with each share of Series A Convertible Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Convertible Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution); provided that after the holders of Series A Convertible Preferred Stock have received total distributions equal to $2.17 per share pursuant to this subparagraph 4B (as adjusted for stock splits and the like), there shall be no further distributions to the holders of the Series A Convertible Preferred Stock and all then-remaining assets of the Corporation shall be distributed to the holders of Common Stock. Nothing contained herein, however, shall limit the right of the holders of the Series A Convertible Preferred Stock to elect to convert their shares of Series A Convertible Preferred Stock into shares Common Stock pursuant to subparagraph 6A hereof.

       4C. Written notice of any such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity
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                                      -4-

or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock. Whenever the distribution provided for in this paragraph 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

   5.  Restrictions.  For so long as at least 50% of the shares of Series A
       ------------
Convertible Preferred Stock issued pursuant to the Purchase Agreement remain outstanding (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8) (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Series A Convertible Preferred Stock), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Convertible Preferred Stock (including any shares of Undesignated Preferred Stock issued pursuant to paragraph 8), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

       5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

       5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

       5C. Amend, alter or repeal its Certificate of Incorporation if the effect would be materially adverse in any manner with respect to the rights of the holders of the Series A Convertible Preferred Stock hereunder;

       5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common

Stock (i) pursuant to the terms of that certain Stockholders Agreement dated as of June 10, 1998 (the "Stockholders Agreement") by and between the Corporation and the other parties named therein, or (ii) from former employees of the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

       5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except pursuant to the Stockholders Agreement or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

       Notwithstanding anything herein to the contrary, the provisions of this paragraph 5 shall not apply to the creation of a series of Preferred Stock in accordance with the provisions of paragraph 8 hereof;

   6.  Conversions.  The holders of shares of Series A Convertible Preferred
       -----------
Stock shall have the following conversion rights:

       6A.  Right to Convert.  Subject to the terms and conditions of this
            ----------------
paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any of such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $0.31 and (ii) dividing the result by the conversion price of $0.31 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert all of the shares of Series A Convertible Preferred Stock held by such holder into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

       6B.  Issuance of Certificates; Time Conversion Effected.  Promptly after
            --------------------------------------------------
the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of

Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

       6C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
            ------------------------------------------------
shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Series A Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

       6D.  Adjustment of Price Upon Issuance of Common Stock.  Except as
            -------------------------------------------------
provided in subparagraph 6E and subject to paragraph 8 hereof, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale; provided,
                                                               --------
however, that, for the purpose of this subparagraph 6D, all shares of Common
-------
Stock issuable upon conversion of shares of Series A Convertible Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any additional shares of Common Stock are deemed issued pursuant to subparagraph 6D(1) or 6D(2) (and notwithstanding the provisions of subparagraph 6E), such additional shares of Common Stock shall be deemed to be outstanding.

   For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

            6D(1)   Issuance of Rights or Options.  In case at any time the
                    -----------------------------
   Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
   (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            6D(2)   Issuance of Convertible Securities.  In case the Corporation
                    ----------------------------------
   shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            6D(3)  Change in Option Price or Conversion Rate.  Upon the
                   -----------------------------------------
   happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

            6D(4)  Stock Dividends.  In case the Corporation shall declare a
                   ---------------
   dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            6D(5)  Consideration for Stock.  In case any shares of Common Stock,
                   -----------------------
   Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

            6D(6)  Record Date.  In case the Corporation shall take a record of
                   -----------
   the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            6D(7)  Treasury Shares.  The number of shares of Common Stock
                   ---------------
   outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

       6E.  Certain Issues of Common Stock Excepted.  Anything herein to the
            ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Convertible Preferred Stock of
(i) shares of Common Stock (or options to purchase such shares) pursuant to agreements or plans adopted by the Board of Directors of the Corporation to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, (ii) shares of Common Stock issued upon the exercise of Common Stock Purchase Warrants outstanding as of the date of the initial issuance of the Series A Convertible Preferred Stock, (iii) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (iv) shares of capital stock, or options or warrants therefor, to be issued subject to the approval of the Corporation's Board of Directors to equipment leasing organizations in connection with equipment leasing arrangements to which the Corporation is or shall become a party, and (v) shares of any series Preferred Stock issued pursuant to paragraph 8 hereof.

       6F.  Subdivision or Combination of Common Stock.  In case the Corporation
            ------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

       6G.  Reorganization or Reclassification.  If any capital reorganization,
            ----------------------------------
reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

       6H.  [Reserved].

       6I.  Notice of Adjustment.  Upon any adjustment of the Conversion Price,
            --------------------
then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

       6J.  Other Notices.  In case at any time:
            -------------

            (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

            (2) the Corporation shall offer for subscription pro rata to the
                                                             --- ----
   holders of its Common Stock any additional shares of stock of any class or other rights;

            (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

            (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

       6K.  Stock to be Reserved.  The Corporation will at all times reserve and
            --------------------
keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

       6L.  No Reissuance of Series A Convertible Preferred Stock.  Shares of
            -----------------------------------------------------
Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

       6M.  Issue Tax.  The issuance of certificates for shares of Common Stock
            ---------
upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

       6N.  Closing of Books.  The Corporation will at no time close its
            ----------------
transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

       6O.  Definition of Common Stock.  As used in this paragraph 6, the term
            --------------------------
"Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter author-ized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

       6P.  Mandatory Conversion on Public Offering.  If at any time the
            ---------------------------------------
Corporation shall effect a firm commitment underwritten public offering (the "Initial Public Offering") of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $7,500,000 and (ii) the price paid by the public for such shares shall be at least $.93 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

       6Q.  Mandatory Conversion in Certain Circumstances.  In the event that,
            ---------------------------------------------
at any time, 75% or more of the shares of the Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement shall have been converted into fully paid and nonassessable shares of Common Stock, all of the remaining shares of Series A Convertible Preferred Stock shall be deemed to be converted automatically into fully paid and nonassessable shares of Common Stock, in the manner and on the basis set forth in this paragraph 6.

   7.  Amendments.  No provision of these terms of the Series A Convertible
       ----------
Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Convertible Preferred Stock.

   8.  Special Mandatory Conversion.  (a)  If any holder of shares of Series A
       ----------------------------
Convertible Preferred Stock is entitled or otherwise afforded the right to exercise the right of first refusal as set forth in paragraph 4 of the Stockholders Agreement (the "Right of First Refusal") with respect to any equity financing (the "Equity Financing") of the Corporation which would result in the reduction of the Conversion Price, and (i) the Corporation has fully complied in all respects with its obligations pursuant to paragraph 4 of the Stockholders Agreement in respect thereof, (ii) the provisions of the Right of First Refusal set forth in paragraph 4 of the Stockholders Agreement have not been waived at the written request of the Corporation by such holder, and (iii) the holder is not prohibited by law or government regulation from participating in the Equity Financing, and if such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Refusal acquire such holder's Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to the holders of the Series A Convertible Preferred Stock in such Equity Financing (a "Mandatory Offering"), all of such holder's shares of Series A Convertible Preferred Stock shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with the consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: all shares of Series A Convertible Preferred Stock held by such Non-Participating Holder shall be converted into a corresponding number of shares of a newly created series of Preferred Stock (having only such number of shares as may be required in order to effect such Special Mandatory Conversion under this paragraph 8) which such series shall be identical in all respects to the Series A Convertible Preferred Stock, except that the Conversion Price of such series shall be fixed immediately prior to the Mandatory Offering Date at the Conversion Price then in effect for the Series A Convertible Preferred Stock and shall be subject to no further adjustments in a manner similar to that provided in paragraph 6D. The Board of Directors shall take all necessary actions to designate such new series. Upon such conversion, the shares of Series A Convertible Preferred Stock so converted shall be canceled and not subject to reissuance. As used in this paragraph 8, the following terms shall have the following respective meanings:

                    (1) "Allocated Offered Securities" shall mean the gross amount of Offered New Securities (as defined on the Stockholders Agreement) which has been offered for purchase by the holders of the capital stock of the Corporation pursuant to paragraph 4 of the Stockholders Agreement; and

                    (2) "Special Proportionate Percentage" shall mean as to a holder of Series A Convertible Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock (including shares of Common Stock issuable upon the exercise of outstanding convertible securities including options and warrants) then owned by such holder bears to (y) the Aggregate number of shares of outstanding Common Stock (including shares of Common Stock issuable upon the exercise of outstanding convertible securities including options and warrants) then owned by all holders of shares of capital stock of the Corporation. For purposes solely of the computation required for determination of the Special Proportionate Percentage, the holders of outstanding Series A Convertible Preferred Stock shall be treated as having converted all such outstanding Series A Convertible Preferred Stock into shares of Common Stock at the rate of which such securities are convertible into Common Stock in effect at the time of such Equity Financing.

     (b) The holder of any shares of Series A Convertible Preferred Stock converted pursuant to paragraph 8(a) hereof, shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A Convertible Preferred

Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the new series of Preferred Stock to which such holder is entitled. The person in whose name the certificate for such new series of Preferred Stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

       (c) In the event that at any time the Special Mandatory Conversion set forth in this paragraph 8 shall not be effective as to all shares of the Series A Convertible Preferred Stock then outstanding, the Board of Directors shall take all necessary actions to designate new series of Preferred Stock (having such distinctive designations and number of shares as the Board of Directors may by resolution fix) on each such subsequent occasion that (i) any Equity Financing occurs, and (ii) any holder of Series A Convertible Preferred Stock does not by exercise of such holder's Right of First Refusal acquire his Special Proportionate Percentage of the Allocated Offered Securities then so offered to the holders of the Series A Convertible Preferred Stock shall be converted into one share of such newly-created series of Preferred Stock concurrently with the consummation of the subject Mandatory Offering. Such new series of Preferred Stock shall be identical in all respects, except with respect to the respective Conversion Price then in effect, to the new series of Preferred Stock created pursuant to the provisions of paragraph 8(a).

                                B. COMMON STOCK

   1.  Relative Rights of Preferred Stock and Common Stock.  All preferences,
       ---------------------------------------------------
voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

   2.  Voting Rights.  Except as otherwise required by law or this Certificate
       -------------
of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per share as is provided in this Article FOURTH.

   3.  Dividends.  Subject to the preferential rights of the Preferred Stock, if
       ---------
any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock; provided, however, that the Corporation
                                        --------  -------
shall not declare a dividend with respect to the Preferred Stock unless the same dividend (on an as-converted basis) is declared with respect to the Common Stock; provided,
       --------
however, that the Corporation shall pay any such dividends in full first to the holders of the Preferred Stock before any such dividends are paid to the holders of Common Stock.

   4.  Dissolution, Liquidation or Winding Up.  In the event of any dissolution,
       --------------------------------------
liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     FIFTH.   The Corporation is to have perpetual existence.

     SIXTH.   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     NINTH.   The name and mailing address of the sole incorporator is as follows:

              Name                      Mailing Address
              -----                     ---------------

              Jennifer C. Muto          Testa, Hurwitz & Thibeault, LLP
                                        High Street Tower
                                        125 High Street
                                        Boston, MA  02110

     TENTH.   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of June, 1998.

                              /s/ Jennifer C. Muto
                              ______________________________
                              Jennifer C. Muto
                              Sole Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                      MOTHER NATURE'S GENERAL STORE, INC.

Mother Nature's General Store, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors, at a meeting of the Board of directors on June 15, 1998, duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directed that the matter be submitted to the stockholders of the Corporation for the approval of said amendment.

          SECOND: That the stockholders of the Corporation holding the necessary number of shares of the outstanding capital stock of the Corporation as required by statute and the Certificate of Incorporation of the Corporation approved said amendment by written consent effective July 13, 1998, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That said amendment would amend the Certificate of Incorporation of the Corporation by amending and restating in its entirety Article FIRST and substituting in lieu thereof the following new Article FIRST:

               "FIRST. The name of the corporation is MotherNature.com, Inc. (the "Corporation")."

          FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



























































          IN WITNESS WHEREOF, Mother Nature's General Store, Inc. has caused this certificate to be signed as of the 10th day of July, 1998.


                                      MOTHER NATURE'S GENERAL STORE, INC.


                                      By: /s/ Michael Barach
                                          -------------------------------
                                          Michael Barach
                                          President and Chief Executive Officer

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION


     MotherNature.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of MotherNature.com, Inc. (the "Corporation"), by unanimous written consent dated May 12, 1999, duly and validly adopted the following resolutions:

RESOLVED:   That, subject to stockholder approval, the Corporation amend its
            Certificate of Incorporation as filed with the Secretary of State of the State of Delaware (the "Certificate of Incorporation") so that, as amended and restated Article FOURTH of the Certificate of
            Incorporation shall be read in its entirety as set forth on Exhibit
                                                                        -------
            A attached hereto.
            -

RESOLVED:   That the foregoing amendment is hereby recommended to the
            stockholders of the Corporation (the "Stockholders") as being advisable and in the best interests of the Corporation and its Stockholders.

RESOLVED:   That the proposal to amend the Certificate of Incorporation, as set forth in the preceding resolution, be submitted to the Stockholders of the Corporation entitled to vote thereon for their approval in compliance with Section 242 and 228 of the General Corporation Law of the State of Delaware.

RESOLVED:   That, subject to the approval by the Stockholders of the proposal to amend the Certificate of Incorporation as described in the foregoing resolutions, the President and Treasurer of the Corporation be, and each individually hereby is, authorized and directed to amend the Certificate of Incorporation as set forth above and to file such amendment with the Secretary of State of the State of Delaware.

     SECOND: That stockholders of the Corporation duly adopted such resolutions by written consent on May 12, 1999, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said MotherNature.com, Inc. has caused this certificate to be executed by Michael Barach, its President and Chief Executive Officer, and attested to by Michael Bayer, its Treasurer and Secretary, on this 12th day of May, 1999.

                              MOTHERNATURE.COM, INC.


                              By:  /s/ Michael Barach
                                   -------------------------------------
                                   Michael Barach
                                   President and Chief Executive Officer

ATTEST:


By:  /s/ Michael Bayer
     ------------------------
     Michael Bayer
     Treasurer and Secretary

                                                                       Exhibit A
                                                                       ---------

          "FOURTH.   The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 153,588,911, consisting of 86,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 67,588,911 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 23,811,358 shares shall be designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), 23,019,375 shares shall be designated Series B-1 Convertible Preferred Stock (the "Series B-1 Convertible Preferred Stock"), 1,800,000 shares shall be designated Series B-2 Convertible Preferred Stock (the "Series B-2 Convertible Preferred Stock"),and 18,958,178 shares shall be designated Series C Convertible Preferred Stock (the "Series C Convertible Preferred Stock").

          Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

                              A.  PREFERRED STOCK

          1.  Number of Shares.  The series of Preferred Stock designated and
              ----------------
known as "Series A Convertible Preferred Stock" shall consist of 23,811,358 shares. The Series of Preferred Stock designated and known as "Series B-1 Convertible Preferred Stock" shall consist of 23,019,375 shares. The Series of Preferred Stock designated and known as "Series B-2 Convertible Preferred Stock" shall consist of 1,800,000 shares. The Series B-1 Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock are sometimes collectively referred to herein as the "Series B Convertible Preferred Stock." The Series of Preferred Stock designated and known as "Series C Convertible Preferred Stock" shall consist of 18,958,178 shares. The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock."

          2.  Voting.
              ------

              2A.  General. Except as may be otherwise provided in this
                   -------
Certificate of Incorporation or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

              2B.  Board Size. For so long as at least 50% of the maximum number
                   ----------
of shares of Preferred Stock which were ever outstanding are, in fact, outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Preferred Stock), the Corporation shall not, without the written consent or affirmative vote of the holders of greater than fifty percent (50%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

            2C.  Board Seats.
                 -----------

                 (1) For only so long as at least 50% of the shares of Series A Convertible Preferred Stock issued pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of June 10, 1998 by and between the Corporation and the other parties named therein (the "Series A Purchase Agreement") remain outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Series A Convertible Preferred Stock), the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock.

                 (2) For only so long as at least 50% of the shares of Series B-1 Convertible Preferred Stock issued pursuant to that certain Series B-1 Convertible Preferred Stock Purchase Agreement dated as of December 21, 1998 by and between the Corporation and the other parties named therein (the "Series B-1 Purchase Agreement") remain outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Series B-1 Convertible Preferred Stock), the holders of the Series B Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Convertible Preferred Stock then outstanding shall constitute a quorum of the Series B Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series B Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Convertible Preferred Stock.

                 (3) For only so long as at least 50% of the shares of Series C Convertible Preferred Stock issued pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement dated as of May 12, 1999 by and between the Corporation and the other parties named therein (the "Series C Purchase Agreement") remain outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Series C Convertible Preferred Stock), the holders of the Series C Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series C

Convertible Preferred Stock then outstanding shall constitute a quorum of the Series C Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series C Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series C Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series C Convertible Preferred Stock.

          (4) The holders of the Common Stock, voting as a separate class, shall be entitled to elect all of the remaining directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.

     3.  Dividends.  The holders of the Preferred Stock shall be entitled
         ---------
to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of (i) $.0186 per share with respect to the Series A Convertible Preferred Stock (the "Series A Dividends"), (ii) $.0313 per share with respect to the Series B-1 Convertible Preferred Stock (the "Series B-1 Dividends"), (iii) $.0300 per share with respect to the Series B-2 Convertible Preferred Stock (the "Series B-2 Dividends"), and (iv) $0.1367 per share with respect to the Series C Convertible Preferred Stock (the "Series C Dividends") (the Series A Dividends, the Series B-1 Dividends, the Series B-2 Dividends and the Series C Dividends are collectively referred to herein as the "Preferred Dividends"). The Preferred Dividends shall not be cumulative. No dividends shall be declared with respect to the Preferred Stock unless and solely to the extent that a dividend in the amount of $.0186 per share (on an as-converted basis) is declared with respect to the Common Stock; provided, however, that the Corporation shall pay any such
                     --------  -------
dividends in full first to the holders of the Preferred Stock before any such dividends are paid to the holders of Common Stock.

     4.  Liquidation.  Upon any liquidation, dissolution or winding up of
         -----------
the Corporation, whether voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

         4A. The holders of the shares of Series A Convertible Preferred Stock shall be entitled to be paid an amount equal to $0.31 per share plus, in the case of each share, an amount equal to all Series A Dividends declared but unpaid thereon and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, together (at the same time) with payment to any class of stock ranking on liquidation equally with the Series A Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payments." The holders of the shares of Series B-1 Convertible Preferred Stock shall be entitled to be paid an amount equal to $0.5213 per share plus, in the case of each share, an amount equal to all Series B-1 Dividends declared but unpaid thereon and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, together (at the same time) with payment to any class of stock ranking on liquidation equally with the Series B-1 Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B-1 Convertible Preferred Stock, such amount payable with respect to one share of Series B-1 Convertible Preferred Stock being sometimes referred to as the "Series B-1 Liquidation Preference Payment" and with respect to all shares of Series B-1 Convertible Preferred Stock being sometimes referred to as the "Series B-1 Liquidation Preference Payments." The holders of the shares of Series B-2 Convertible Preferred Stock shall be entitled to be paid an amount equal to $0.50 per share plus, in the case of each share, an amount equal to all Series B-2 Dividends declared but unpaid thereon and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, together (at the same time) with payment to any class of stock ranking on liquidation equally with the Series B-2 Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B-2 Convertible Preferred Stock, such amount payable with respect to one share of Series B-2 Convertible Preferred Stock being sometimes referred to as the "Series B-2 Liquidation Preference Payment" and with respect to all shares of Series B-2 Convertible Preferred Stock being sometimes referred to as the "Series B-2 Liquidation Preference Payments." The holders of the shares of Series C Convertible Preferred Stock shall be entitled to be paid an amount equal to $2.2787 per share plus, in the case of each share, an amount equal to all Series C Dividends declared but unpaid thereon and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, together (at the same time) with payment to any class of stock ranking on liquidation equally with the Series C Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series C Convertible Preferred Stock, such amount payable with respect to one share of Series C Convertible Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payment" and with respect to all shares of Series C Convertible Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payments." The Series A Liquidation Preference Payment, the Series B-1 Liquidation Preference Payment, the Series B-2 Liquidation Preference Payment and the Series C Liquidation Preference Payment are sometimes referred to collectively as the "Preferred Stock Liquidation Preference Payments." For purposes hereof, the Series A Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series C Convertible Preferred Stock shall all rank equally on liquidation. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment in full to such stockholders of the Preferred Stock Liquidation Preference Payments, then all of the assets of the Corporation available for distribution to holders of the Preferred Stock shall be distributed to such holders of the Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the amount of the full liquidation preference to which such holder would otherwise be entitled bears to the amount of the full liquidation preference to which all holders of the Preferred Stock would otherwise be entitled pursuant to this paragraph 4A.

          4B. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock shall have been paid in full the Preferred Stock

Liquidation Preference Payments set forth in subparagraph 4A above, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock and there shall be no further distributions to such holders of the Preferred Stock. Nothing contained herein, however, shall limit the right of the holders of the Preferred Stock to elect to convert their shares of Preferred Stock into shares of Common Stock pursuant to subparagraph 6A hereof.

          4C. Written notice of any such liquidation, dissolution or winding up, stating a payment date, the amount of the payments payable to the holders of Preferred Stock pursuant to subparagraph 4A and the place where said payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to re-incorporate the Corporation in a different jurisdiction, a consolidation or merger into a subsidiary, or a merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock. Whenever the distribution provided for in this paragraph 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     5.   Restrictions.
          ------------

          5A. For so long as at least 50% of the maximum number of shares of Preferred Stock which were ever outstanding are, in fact, outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to the Preferred Stock), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, the Corporation will not:

               (1) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock and Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of any series of Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock, the Series B-1 Convertible

Preferred Stock, the Series B-2 Convertible Preferred Stock and Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of any series of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock and Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

               (2) Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities (other than a merger to re-incorporate the Corporation in a different jurisdiction, a consolidation or merger into a Subsidiary, or a merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction) or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

               (3) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock (i) pursuant to the terms of that certain Second Amended and Restated Stockholders Agreement dated as of May 12, 1999 (the "Second Amended and Restated Stockholders Agreement") by and between the Corporation and the other parties named therein, or (ii) from former employees of the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares;

               (4) Redeem or otherwise acquire any shares of Preferred Stock except pursuant to the Second Amended and Restated Stockholders Agreement or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder; or

               (5) In any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock.

          5B. For so long as at least 50% of the maximum number of shares of any series of Preferred Stock which were ever outstanding are, in fact, outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to such series of Preferred Stock), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of such series of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not amend, alter or repeal its Certificate of Incorporation if the effect would be materially adverse in any manner with respect to the rights of the holders of such series of Preferred Stock hereunder.

          5C. For so long as at least 50% of the maximum number of shares of Series C Preferred Stock which were ever outstanding are, in fact, outstanding (appropriately adjusted to reflect any stock split, stock dividend or otherwise with respect to such series of Preferred Stock), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the provisions of paragraph 5A above, the Corporation will not enter into any of the transactions set forth in subsection
(2) of such paragraph 5A if (and only if) the consideration per share receivable by any holder of Series C Preferred Stock in such a transaction is less than $3.4180 without the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single series.

     6. Conversions. The holders of shares of Preferred Stock shall have the following conversion rights:

          6A.  Right to Convert.  Subject to the terms and conditions of this
               ----------------
paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any of such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained (a) in the case of the Series A Convertible Preferred Stock, by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $0.31 and (ii) dividing the result by the conversion price of $0.31 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"), (b) in the case of the Series B-1 Convertible Preferred Stock, by (i) multiplying the number of shares of Series B-1 Convertible Preferred Stock so to be converted by $0.5213 and (ii) dividing the result by the conversion price of $0.5213 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B-1 Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B-1 Conversion Price"), (c) in the case of the Series B-2 Convertible Preferred Stock, by (i) multiplying the number of shares of Series B-2 Convertible Preferred Stock so to be converted by $0.50 and (ii) dividing the result by the conversion price of $0.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B-2 Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B-2 Conversion Price"), and (d) in the case of the Series C Convertible Preferred Stock, by (i) multiplying the number of shares of Series C Convertible Preferred Stock so to be converted by $2.2787 and (ii) dividing the result by the conversion price of $2.2787 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price") (the Series A Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price and the Series C Conversion Price are each sometimes referred to herein as "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert all of the shares of Preferred Stock held by such holder into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          6B.  Issuance of Certificates; Time Conversion Effected.  Promptly
               --------------------------------------------------
after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B-1 Conversion Price, Series B-2 Conversion Price and/or Series C Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          6C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D.  Adjustment of Price Upon Issuance of Common Stock.  Except as
               -------------------------------------------------
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, Series B-1 Conversion Price, Series B-2 Conversion Price, and/or Series C Conversion Price, as applicable (the "Applicable Conversion Price"), in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, such Applicable Conversion Price for any outstanding shares of such series of Preferred Stock shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale; provided, however, that, for the purpose
                                      --------  -------
of this subparagraph 6D, all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any additional shares of Common Stock are deemed issued pursuant to subparagraph 6D(1) or 6D(2) (and notwithstanding the provisions of subparagraph 6E), such additional shares of Common Stock shall be deemed to be outstanding.

     For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

          6D(1)  Issuance of Rights or Options.  In case at any time the
                 -----------------------------
   Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
   (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than an Applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of such Applicable Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          6D(2)  Issuance of Convertible Securities.  In case the Corporation
                 ----------------------------------
   shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than an Applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that
   (a) except as otherwise provided in subparagraph 6D(3), no adjustment of such Applicable Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and
   (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of such Applicable Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of such Applicable Conversion Price shall be made by reason of such issue or sale.

          6D(3)  Change in Option Price or Conversion Rate.  Upon the
                 -----------------------------------------
   happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the Applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Applicable Conversion Price then in effect hereunder shall forthwith be increased to the Applicable Conversion Price which would have been in effect at the time of such termination had such Option or Convertible

   Securities, to the extent outstanding immediately prior to such termination, never been issued.

          6D(4)  Stock Dividends.  In case the Corporation shall declare a
                 ---------------
   dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          6D(5)  Consideration for Stock.  In case any shares of Common
                 -----------------------
   Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          6D(6)  Record Date.  In case the Corporation shall take a record of
                 -----------
   the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D(7)  Treasury Shares.  The number of shares of Common Stock
                 ---------------
   outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          6E.  Certain Issues of Common Stock Excepted.  Anything herein to the
               ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of the issuance from and after the date of filing of these terms of the Preferred Stock of (i) shares of Common Stock (or options to purchase such shares) pursuant to agreements or plans adopted by the Board of Directors of the Corporation to directors, officers, employees, consultants or referring physicians of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation, their retention as consultants by or the maintenance of a business relationship with the Corporation, (ii) shares of Common Stock issued upon the exercise of Common Stock Purchase Warrants outstanding as of the date of the initial issuance of the Series C Convertible Preferred Stock, (iii) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (iv) shares of Series B-2 Convertible Preferred Stock issued pursuant to
Section 2.4 of the Subordinated Loan and Security Agreement dated December 4, 1998 by and between the Corporation and Comdisco, Inc., (v) shares of capital stock, or options or warrants therefor, to be issued subject to the approval of the Corporation's Board of Directors to equipment leasing organizations in connection with equipment leasing arrangements to which the Corporation is or shall become a party, and (vi) shares of Common Stock issued upon conversion of the Preferred Stock.

          6F.  Subdivision or Combination of Common Stock.  In case the
               ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price, and the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price, and the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

          6G.  Reorganization or Reclassification.  If any capital
               ----------------------------------
reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the any Applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H.  Notice of Adjustment.  Upon any adjustment of an Applicable
               --------------------
Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, the Series B-1 Conversion Price, Series B-2 Conversion Price and/or Series C Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6I.  Other Notices.  In case at any time:
               -------------

          (1) the Corporation shall declare any dividend upon its Common
   Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2) the Corporation shall offer for subscription pro rata to the
                                                              --- ----
   holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          6J.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series B-1 Conversion Price, Series B-2 Conversion Price and Series C Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

          6K.  No Reissuance of Preferred Stock.  Shares of Preferred Stock
               --------------------------------
which are converted into shares of Common Stock as provided herein shall not be reissued.

          6L.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6M.  Closing of Books.  The Corporation will at no time close its
               ----------------
transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6N.  Definition of Common Stock.  As used in this paragraph 6, the
               --------------------------
term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6O.  Mandatory Conversion on Public Offering.  If at any time the
               ---------------------------------------
Corporation shall effect a public offering of shares of Common Stock in which
(i) the aggregate price paid for such shares by the public shall be at least $20,000,000 and (ii) the price paid by the public for such shares shall be at least $3.4180 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) (herein, an "Initial Public Offering"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          6P.  Mandatory Conversion in Certain Circumstances.  In the event
               ---------------------------------------------
that, at any time, 75% or more of the maximum number of shares of the Preferred Stock which were ever outstanding shall have been converted into fully paid and nonassessable shares of Common Stock, all of the remaining shares of Preferred Stock shall be deemed to be converted automatically into fully paid and nonassessable shares of Common Stock, in the manner and on the basis set forth in this paragraph 6. Notwithstanding the foregoing, if an automatic conversion pursuant to the preceding sentence is other than in connection with an Initial Public Offering, then the automatic conversion of the Series C Preferred Stock under this paragraph 6P shall take place only if more than 50% of the maximum number of shares of Series C Preferred Stock which were ever outstanding shall have been converted into fully paid and nonassessable shares of Common Stock.


                               B.  COMMON STOCK

          1.   Relative Rights of Preferred Stock and Common Stock.  All
               ---------------------------------------------------
preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2.   Voting Rights.  Except as otherwise required by law or this
               -------------
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per share as is provided in this Article FOURTH.

          3.   Dividends.  Subject to the preferential rights of the Preferred
               ---------
Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock; provided, however, that the
                                                 --------  -------
Corporation shall not declare a dividend with respect to the Preferred Stock unless the same dividend (on an as-converted basis) is declared with respect to the Common Stock; provided,
                  --------
however, that the Corporation shall pay any such dividends in full first to the
-------
holders of the Preferred Stock before any such dividends are paid to the holders of Common Stock.

     4.  Dissolution, Liquidation or Winding Up. In the event of any
         --------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

      MotherNature.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That the Board of Directors of MotherNature.com, Inc. (the "Corporation"), at a meeting duly called and held on July 22, 1999, duly and validly adopted the following resolutions:

RESOLVED:    That, subject to stockholder approval, the Corporation's
             Certificate of Incorporation, as amended to such date (the
             "Charter"), be amended as set forth in an amendment to the Charter substantially in the form attached hereto as Exhibit A (the
                                                          ---------
             "Charter Amendment").
              -----------------

RESOLVED:    That the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation that the Corporation amend the Charter as contemplated by the foregoing resolution and the Charter Amendment is hereby recommended to the stockholders for their approval.

RESOLVED:    That the Charter Amendment be submitted to the stockholders for their approval, and that after the approval by the stockholders, the Chief Executive Officer and the Secretary of the Corporation be, and each of them acting singly hereby is, authorized to execute the Charter Amendment; and that, as promptly as practicable thereafter, the Corporation is hereby authorized to file the Charter Amendment with the Secretary of State of the State of Delaware.

      SECOND: That stockholders of the Corporation duly adopted such resolutions by written consent on July 26, 1999, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, said MotherNature.com, Inc. has caused this certificate to be executed by Michael Barach, its President and Chief Executive Officer, and attested to by Michael Bayer, its Treasurer and Secretary, on this 30th day of July, 1999.

                                      MOTHERNATURE.COM, INC.


                                      By: /s/ Michael Barach
                                          -----------------------------
                                          Michael Barach
                                          President and Chief Executive Officer

ATTEST:


By: /s/ Michael Bayer
    -----------------------
    Michael Bayer
    Treasurer and Secretary

                                   EXHIBIT A
                                   ---------


          The following text shall replace the first sentence of Section 6O of Article Fourth of the Certificate of Incorporation:

          "If at any time the Corporation shall effect a public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $20,000,000 and (ii) the price paid by the public for such shares shall be at least $3.4180 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) (herein, an "Initial Public Offering"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6, and provided, however, that the requirement set forth in subclause (ii) shall not be
                                                                          ---
          applicable if such registration statement is declared effective on or before December 31, 1999."

          The following text shall be inserted immediately prior to the last sentence of Section 6A of Article Fourth of the Certificate of Incorporation:

          "Notwithstanding the foregoing, the Series C Conversion Price shall be set at $2.1116 subject to the Corporation's effecting a firm commitment underwritten public offering which is declared effective on or before December 31, 1999 pursuant to which the price paid by the public for shares of the Corporation's Common Stock shall be less than
                                                                       ---- ----
          $3.174 per share."

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

     MotherNature.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of MotherNature.com, Inc. (the "Corporation"), at a meeting duly called and held on October 18, 1999, duly and validly adopted the following resolutions:

RESOLVED:    That, subject to stockholder approval, the Corporation's
             Certificate of Incorporation, as amended to date (the "Charter"), be amended as set forth in an amendment to the Charter
             substantially in the form attached hereto as Exhibit A (the
                                                          ---------
             "Charter Amendment").
              -----------------

RESOLVED:    That the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation that the Corporation amend the Charter as contemplated by the foregoing resolution and the Charter Amendment is hereby recommended to the stockholders for their approval.

RESOLVED:    That the Charter Amendment be submitted to the stockholders for their approval, and that after the approval by the stockholders, the Chief Executive Officer and the Secretary of the Corporation be, and each of them acting singly hereby is, authorized to execute the Charter Amendment; and that, as promptly as practicable thereafter, the Corporation is hereby authorized to file the Charter Amendment with the Secretary of State of the State of Delaware.

     SECOND: That stockholders of the Corporation duly adopted such resolutions by written consent on October 29, 1999, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, said MotherNature.com, Inc. has caused this certificate to be executed by Michael Barach, its President and Chief Executive Officer, and attested to by Michael Bayer, its Treasurer and Secretary, on this 29th day of October, 1999.

                                   MOTHERNATURE.COM, INC.


                                   By:  /s/ Michael Barach
                                        -----------------------------
                                        Michael Barach
                                        President and Chief Executive Officer

ATTEST:


By:  /s/ Michael Bayer
     -----------------------
     Michael Bayer
     Treasurer and Secretary

                                   Exhibit A
                                   ---------


     The following text shall be inserted into the Certificate of Incorporation to amend Section 6A of Article FOURTH so as to replace in its entirety the sentence immediately prior to the last sentence of such paragraph with the following sentence:

          "Notwithstanding the foregoing, the Series C Conversion Price shall be set at $1.974606 (and not subject to further adjustment) subject to the Corporation's effecting a firm commitment underwritten public offering which is declared effective on or before December 31, 1999 pursuant to which the price paid by the public for shares of the Corporation's Common Stock shall be less than $3.174 per share."
                                              ---- ----